UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, it was determined that Thad Huston, Chief Financial Officer of LivaNova PLC (the "Company" or "LivaNova"), would become the Company’s Principal Accounting Officer, effective May 19, 2020, following the resignation of the Company’s previous Principal Accounting Officer on May 15, 2020.
Previous to his start at LivaNova as Chief Financial Officer on May 20, 2017, Mr. Huston, age 50, was at Johnson & Johnson, Inc. ("J&J"), where he was most recently Group Chief Financial Officer, Medical Devices. His career at J&J spanned more than twenty-five years and included various senior roles, including: President of J&J’s Xian-Janssen Pharmaceuticals division in China; Vice President - Finance, Chief Financial Officer and Chief Operations Officer in J&J Pharmaceutical Research and Development; as well as Vice President - Finance and Chief Financial Officer at Ortho-McNeil Pharmaceuticals. Prior to this, he held senior financial roles at various J&J locations in the U.S., China, Belgium, Russia and Hungary.
No new compensatory arrangements will be entered into with Mr. Huston in connection with this role, and he did not enter into this position pursuant to any arrangement or understanding with any other person. Mr. Huston does not have any family relationships with any executive officer or director of the Company, and he is not a party to any transaction to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: May 19, 2020	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Company Secretary